Exhibit 5.1

MARTIN LIPTON

HERBERT M. WACHTELL

THEODORE N. MIRVIS

EDWARD D. HERLIHY

DANIEL A. NEFF

ANDREW R. BROWNSTEIN

MARC WOLINSKY

STEVEN A. ROSENBLUM

JOHN F. SAVARESE

SCOTT K. CHARLES

JODI J. SCHWARTZ

ADAM O. EMMERICH

RALPH M. LEVENE

RICHARD G. MASON

DAVID M. SILK

ROBIN PANOVKA

DAVID A. KATZ

ILENE KNABLE GOTTS

JEFFREY M. WINTNER

TREVOR S. NORWITZ

BEN M. GERMANA

ANDREW J. NUSSBAUM

RACHELLE SILVERBERG

STEVEN A. COHEN

DEBORAH L. PAUL

DAVID C. KARP

RICHARD K. KIM

JOSHUA R. CAMMAKER

MARK GORDON

JOSEPH D. LARSON

JEANNEMARIE O’BRIEN

WAYNE M. CARLIN

STEPHEN R. DiPRIMA

NICHOLAS G. DEMMO

IGOR KIRMAN

JONATHAN M. MOSES

T. EIKO STANGE

JOHN F. LYNCH

WILLIAM SAVITT

ERIC M. ROSOF

GREGORY E. OSTLING

DAVID B. ANDERS

ANDREA K. WAHLQUIST

ADAM J. SHAPIRO

NELSON O. FITTS

JOSHUA M. HOLMES

51 WEST 52ND STREET NEW YORK, N.Y. 10019-6150 TELEPHONE: (212) 403 -1000 FACSIMILE: (212) 403 -2000

DAVID E. SHAPIRO

DAMIAN G. DIDDEN

IAN BOCZKO

MATTHEW M. GUEST

DAVID E. KAHAN

DAVID K. LAM

BENJAMIN M. ROTH

JOSHUA A. FELTMAN

ELAINE P. GOLIN

EMIL A. KLEINHAUS

KARESSA L. CAIN

RONALD C. CHEN

GORDON S. MOODIE

DONGJU SONG

BRADLEY R. WILSON

GRAHAM W. MELI

GREGORY E. PESSIN

CARRIE M. REILLY

MARK F. VEBLEN

VICTOR GOLDFELD

EDWARD J. LEE

BRANDON C. PRICE

KEVIN S. SCHWARTZ

MICHAEL S. BENN

SABASTIAN V. NILES

ALISON ZIESKE PREISS

TIJANA J. DVORNIC

JENNA E. LEVINE

RYAN A. McLEOD

ANITHA REDDY

JOHN L. ROBINSON

JOHN R. SOBOLEWSKI

STEVEN WINTER

EMILY D. JOHNSON

JACOB A. KLING

RAAJ S. NARAYAN

VIKTOR SAPEZHNIKOV

MICHAEL J. SCHOBEL

ELINA TETELBAUM

ERICA E. BONNETT

LAUREN M. KOFKE

ZACHARY S. PODOLSKY

RACHEL B. REISBERG

MARK A. STAGLIANO

GEORGE A. KATZ (1965-1989) JAMES H. FOGELSON (1967-1991) LEONARD M. ROSEN (1965-2014) OF COUNSEL

MARTIN J.E. ARMS

MICHAEL H. BYOWITZ

KENNETH B. FORREST

SELWYN B. GOLDBERG

PETER C. HEIN

MEYER G. KOPLOW

LAWRENCE S. MAKOW

DOUGLAS K. MAYER

PHILIP MINDLIN

DAVID S. NEILL

HAROLD S. NOVIKOFF

LAWRENCE B. PEDOWITZ

ERIC S. ROBINSON PATRICIA A. ROBINSON* ERIC M. ROTH PAUL K. ROWE DAVID A. SCHWARTZ MICHAEL J. SEGAL ELLIOTT V. STEIN WARREN R. STERN PAUL VIZCARRONDO, JR. PATRICIA A. VLAHAKIS AMY R. WOLF
* ADMITTED IN THE DISTRICT OF COLUMBIA COUNSEL
DAVID M. ADLERSTEIN SUMITA AHUJA AMANDA K. ALLEXON LOUIS J. BARASH FRANCO CASTELLI ANDREW J.H. CHEUNG PAMELA EHRENKRANZ KATHRYN GETTLES-ATWA ADAM M. GOGOLAK	NANCY B. GREENBAUM MARK A. KOENIG J. AUSTIN LYONS ALICIA C. McCARTHY PAULA N. RAMOS NEIL M. SNYDER S. CHRISTOPHER SZCZERBAN JEFFREY A. WATIKER

Motorola Solutions, Inc.

500 West Monroe Street

Chicago, IL 60661

RE: Registration	Statement on Form S-3 (No. 333- )

Ladies and Gentlemen:

We have acted as special counsel to Motorola Solutions, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-3 of the Company (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), relating to (A) $1,000,000,000 aggregate principal amount of the 1.75% Convertible Senior Notes due 2024 (the “Notes”) issued by the Company pursuant to the terms of (i) the Investment Agreement, dated as of September 5, 2019, by and among the Company, Silver Lake Alpine, L.P., and Silver Lake Alpine (Offshore Master), L.P., and, following the execution of a joinder thereto, SLA Maverick Holdings, L.P. (the “Investment Agreement”) and (ii) the Indenture, dated as of September 5, 2019, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) (the “Indenture”); and (B) the shares of common stock, par value $0.01per share of the Company to be issued upon the conversion of the Notes, if any (the “Conversion Shares”) pursuant to the Indenture.

For the purposes of giving this opinion, we have examined the Registration Statement, the Investment Agreement, the Indenture and the amended and restated certificate of incorporation and bylaws of the Company. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such

Motorola Solutions, Inc.

February 27, 2020

other investigations as we have deemed relevant and necessary in connection with this opinion, and have assumed the accuracy of and compliance with such records, agreements, documents and other instruments. As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of the Company and certificates or comparable documents of public officials and of officers and representatives of the Company.

In making such examination and rendering this opinion, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents. We have also assumed the valid authorization, execution and delivery of the Investment Agreement and the Indenture by each party thereto, the accuracy of representations and warranties set forth therein, compliance of covenants and agreements set forth therein, and we have assumed that each party thereto (in the case of parties which are not natural persons) has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, that each party thereto has the legal capacity, power and authority to perform its obligations thereunder, that each party thereto has not and will not take any action or enter into any agreement, document, arrangement or transaction which may in any way prohibit or restrict its ability to perform its obligations thereunder or the Company’s ability to issue Conversion Shares under its amended and restated certificate of incorporation and bylaws and that the Indenture constitutes the valid and binding obligation of the Trustee, enforceable against it in accordance with its terms. We have also assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), are effective under the Securities Act of 1933, as amended (including the rules and regulations thereunder) and all Notes and Conversion Shares have been and will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement.

Based upon and subject to the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on statements of fact contained in the documents that we have examined or reviewed, we are of the opinion that: (a) as of the date hereof, the Notes are valid and binding obligations of the Company, and (b) any Conversion Shares to be issued by the Company upon the conversion of the Notes pursuant to the terms of the Investment Agreement and the Indenture are or will be, upon issuance, legally authorized and, when the Conversion Shares have been issued and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement, the Investment Agreement and the Indenture, such Conversion Shares will be validly issued, fully paid and nonassessable.

This opinion is subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the rights or remedies of creditors generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity), (c) an implied covenant of good faith and fair dealing and (d) applicable law and public policy with respect to rights to indemnity and contribution. We express no opinion with respect to the enforceability of (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) broadly or vaguely stated waivers of rights; (v) provisions authorizing or validating

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February 27, 2020

conclusive or discretionary determinations; (vi) restrictions upon non-written modifications and waivers; (vii) severability clauses; or (viii) provisions for liquidated damages, default interest, late charges, monetary penalties, forfeitures, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in the Notes or Conversion Shares and their governing documents. Furthermore, the manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. We express no opinion as to the effect of Section 210(p) of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

We are members of the bar of the State of New York, and we have not considered, and we express no opinion as to, any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and the laws of the State of New York that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company or the transactions governed by the Investment Agreement and the Indenture as of the date hereof.

We hereby consent to be named in the Registration Statement and in the related prospectus contained therein as the attorneys who passed upon the legality of the Notes and Conversion Shares and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Very truly yours,
/s/ Wachtell, Lipton, Rosen & Katz